UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2014

Oiltanking Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 2400

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(281) 457-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the Transaction (as defined below), on October 1, 2014, Oiltanking Partners, L.P., a Delaware limited partnership (the “Partnership” or “Oiltanking”), entered into a Waiver and Assignment Agreement (the “Partnership Waiver and Assignment Agreement”) by and among the Partnership, as borrower, Enterprise Products Operating LLC, a Texas limited liability company (the “New Lender”), and Oiltanking Finance B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Prior Lender”). The Partnership and the Prior Lender had previously entered into a Credit Limit Agreement dated as of June 15, 2011, as amended by Addendum No. 1 thereto dated as of June 22, 2011, and Addendum No. 2 thereto dated as of November 7, 2012 (as amended, the “Credit Limit Agreement”), to establish a credit facility for the purpose of financing fixed assets. Under the Partnership Waiver and Assignment Agreement, the parties thereto will assign all outstanding indebtedness under the Credit Limit Agreement from the Prior Lender to the New Lender and make other certain other amendments thereto in connection with the Transaction (as defined below).

On October 1, 2014, Oiltanking Houston, L.P. (“OTH”), a Texas limited partnership and a wholly owned subsidiary of the Partnership, entered into a Waiver and Assignment Agreement (the “OTH Waiver and Assignment Agreement”) by and among OTH, as borrower, the New Lender and the Prior Lender. OTH and the Prior Lender had previously entered into (i) a Loan Agreement dated as of May 31, 2013 (the “2013 Loan Agreement”), (ii) a Loan Agreement dated as of May 11, 2012 (the “2012 Loan Agreement”), and (iii) a Loan Agreement dated as of November 27, 2008, as amended by Addendum No. 1 thereto, dated as of December 30, 2009 (as amended, the “2008 Loan Agreement” and, together with the 2013 Loan Agreement and the 2012 Loan Agreement, the “OTH Loan Agreements”), to establish a credit facility for the purpose of financing fixed assets. Under the OTH Waiver and Assignment Agreement, the parties thereto will assign all outstanding indebtedness under the OTH Loan Agreements from the Prior Lender to the New Lender and make other certain other amendments thereto in connection with the Transaction (as defined below).

On October 1, 2014, Oiltanking Beaumont Partners, L.P. (“OTB”), a Delaware limited partnership and a wholly owned subsidiary of the Partnership, entered into a Waiver and Assignment Agreement (the “OTB Waiver and Assignment Agreement”) by and among OTB, as borrower, the New Lender and the Prior Lender. OTB and the Prior Lender had previously entered into (i) a Loan Agreement dated as of December 21, 2009 (the “2009 First Loan Agreement”) and (ii) a Loan Agreement dated as of December 21, 2009 (the “2009 Second Loan Agreement” and, together with the 2009 First Loan Agreement, the “OTB Loan Agreements”), to establish a credit facility for the purpose of financing fixed assets. Under the OTB Waiver and Assignment Agreement, the parties thereto will assign all outstanding indebtedness under the OTB Loan Agreements from the Prior Lender to the New Lender and make other certain other amendments thereto in connection with the Transaction (as defined below).

The foregoing descriptions of the Partnership Waiver and Assignment Agreement, the OTH Waiver and Assignment Agreement and the OTB Waiver and Assignment Agreement are only summaries, do not purport to be complete, and are qualified in their entirety by reference to each agreement, which are filed hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are herein incorporated by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On October 1, 2014, the Services Agreement by and among the Partnership, OTLP GP, LLC (the “General Partner”), Oiltanking North America, LLC and Oiltanking Beaumont Specialty Products, LLC, dated July 19, 2011, as amended to date, terminated in accordance with its terms due to the change in control of the General Partner as a result of the Transaction (as described below in Item 5.01), which description is incorporated by reference into this Item 1.02.

The General Partner will continue to provide services, or cause services to be provided, to the Partnership in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of Oiltanking Partners, L.P. dated July 19, 2011.

Item 5.01. Changes in Control of Registrant.

On October 1, 2014, Enterprise Products Partners, L.P., a Delaware limited partnership (“Enterprise”) acquired all of the issued and outstanding interest in the General Partner and all of the common units and subordinated units of the Partnership held by Oiltanking Holding Americas, Inc. (“OTA”) and OTB Holdco, LLC (“OTB Holdco”) for aggregate consideration of approximately $4.4 billion, including $2.21 billion in cash and the issuance of 54,807,352 common units representing limited partner interests in Enterprise pursuant to a Contribution and Purchase Agreement, dated as of October 1, 2014, by and among Enterprise, OTA and OTB Holdco (the “Transaction”).

The cash portion of the consideration was funded with $1.5 billion in borrowings under Enterprise’s 364-Day Revolving Credit Agreement with Citibank, N.A. as administrative agent, sole lead arranger, sole book runner and a lender, borrowings under its commercial paper facility, and cash on hand.

Immediately after the closing, Enterprise immediately contributed all of its interests in the General Partner and the common units and subordinated units of the Partnership acquired by it to Enterprise Products Operating LLC (“EPO”), a wholly owned subsidiary of Enterprise.

As a result of the Transaction, Enterprise owns and controls the General Partner and owns an approximate 66% limited partner interest in the Partnership. OTA and OTB Holdco no longer have any ownership interest in the Partnership or the General Partner.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, Kenneth F. Owen, Christian Flach, James Flannan Browne and David L. Griffis have resigned from the board of directors of the General Partner, effective as of the closing of the Transaction on October 1, 2014. The resignations were not a result of any disagreements between the General Partner and the directors or on any matter relating to the General Partner’s operations, policies or practices.

In connection with the Transaction, Bryan Bulawa (Chairman), Robert Sanders, William Ordemann and Michael C. Smith were appointed to the board of directors of the General Partner, effective as of the closing of the Transaction on October 1, 2014.

The new directors were appointed pursuant to the Contribution and Purchase Agreement, discussed under Item 5.01, in connection with the Transaction.

Mr. Bulawa, age 45, was elected a Senior Vice President and the Treasurer of Enterprise’s general partner, Enterprise Products Holdings LLC (“Enterprise GP”) in November 2010. He previously served as Senior Vice President, CFO and Treasurer of the general partner of Duncan Energy Partners L.P. (“DEP GP”) from April 2010 until September 2011 and a director of DEP GP from February 2011 to September 2011. He also served as Senior Vice President and Treasurer of the former general partner of Enterprise (“EPGP”) and the general partner of Enterprise GP Holdings L.P. (“Holdings GP”) from October 2009 to November 2010, as Senior Vice President and Treasurer of DEP GP from October 2009 to April 2010, and as Vice President and Treasurer of EPGP from July 2007 to October 2009. He has also served as Senior Vice President and Treasurer of Enterprise Products Company since May 2010. Prior to joining Enterprise, Mr. Bulawa spent 13 years at Scotia Capital, where he last served as director of the firm’s U.S. Energy Corporate Finance and Distribution group.

Mr. Sanders, age 62, has served as Vice President of Asset Optimization of Enterprise GP since May of 2012. Prior to May 2012 Mr. Sanders was Director of Asset Optimization, Director of Unregulated NGL Assets, Director of International Marketing, Director of Distribution, Manager of Business Development and Manager of Commerce. Mr. Sanders has been in the midstream oil and gas business for 35 years. Prior to joining Enterprise GP in 1979 he worked for the Texas Railroad Commission as an investigative auditor from 1976 to 1979.

Mr. Ordemann, age 55, was elected a Group Senior Vice President of Enterprise GP in April 2012 and is responsible for Enterprise’s onshore and offshore natural gas and crude oil pipelines, natural gas processing and storage assets, as well as NGL fractionation and storage facilities. He previously served as Executive Vice President of EPGP from August 2007 to November 2010 and as Executive Vice President of Enterprise GP from November 2010 to April 2012. He also served as COO of Holdings GP from August 2007 until September 2010 and as its Executive Vice President from August 2007 to November 2010. He was also elected an Executive Vice President of DEP GP in August 2007 and served in such role until September 2011. He previously served as a Senior Vice President of EPGP from September 2001 to August 2007 and was a Vice President of EPGP from October 1999 to September 2001. Mr. Ordemann joined Enterprise in connection with its purchase of certain midstream energy assets from affiliates of Shell Oil Company in 1999. Prior to joining Enterprise, he was a Vice President of Shell Midstream Enterprises, LLC from January 1997 to February 1998, and Vice President of Tejas Natural Gas Liquids, LLC from February 1998 to September 1999.

Mr. Smith, age 42, was elected a Group Senior Vice President of Enterprise GP in January 2014 and is responsible for Enterprise’s regulated businesses. He previously served as Senior Vice President, Unregulated NGL Business from April 2012 to January 2014, as Vice President, Western Gas Gathering & Processing from January 2010 to April 2012, as Vice President, Rocky Mountain Gathering from January 2009 to December 2009, as

Director, Rocky Mountains, January 2006 to January 2009, and as Director, Commercial Development from October 2002 to December 2005. Prior to joining Enterprise, Mr. Smith served in marketing, engineering, and project management roles with Mapco Inc. and The Williams Companies.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2014, EPO entered into a Second Amended and Restated Limited Liability Company Agreement of the General Partner (the “A&R LLC Agreement”) in EPO’s capacity as the sole member of the General Partner. The A&R LLC Agreement updates the prior Limited Liability Company Agreement of the General Partner with EPO’s address, and other ministerial changes to reflect EPO’s new capacity as the sole member of the general partner.

The foregoing description of the A&R LLC Agreement is qualified in its entirety by reference to the full text of the A&R LLC Agreement, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On October 1, 2014, the Partnership issued a press release announcing that Enterprise had acquired all of the issued and outstanding interest in the General Partner and all of the common units and subordinated units of the Partnership held by OTA and OTB Holdco. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

3.1	Second Amended and Restated Limited Liability Company of OTLP GP, LLC, dated as of October 1, 2014

10.1	Waiver and Assignment Agreement by and among Enterprise Products Operating LLC, Oiltanking Finance B.V. and Oiltanking Partners, L.P., dated as of October 1, 2014.

10.2	Waiver and Assignment Agreement by and among Enterprise Products Operating LLC, Oiltanking Finance B.V. and Oiltanking Houston, L.P., dated as of October 1, 2014.

10.3	Waiver and Assignment Agreement by and among Enterprise Products Operating LLC, Oiltanking Finance B.V. and Oiltanking Beaumont Partners, L.P., dated as of October 1, 2014.

99.1	Press Release, dated October 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.

	By:	OTLP GP, LLC, its general partner

Dated: October 1, 2014	By:	/s/ Brian C. Brantley
	Name:	Brian C. Brantley
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

3.1	Second Amended and Restated Limited Liability Company of OTLP GP, LLC, dated as of October 1, 2014

10.1	Waiver and Assignment Agreement by and among Enterprise Products Operating LLC, Oiltanking Finance B.V. and Oiltanking Partners, L.P., dated as of October 1, 2014.

10.2	Waiver and Assignment Agreement by and among Enterprise Products Operating LLC, Oiltanking Finance B.V. and Oiltanking Houston, L.P., dated as of October 1, 2014.

10.3	Waiver and Assignment Agreement by and among Enterprise Products Operating LLC, Oiltanking Finance B.V. and Oiltanking Beaumont Partners, L.P., dated as of October 1, 2014.

99.1	Press Release, dated October 1, 2014.